UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 13, 2026

 Date of Report (date of earliest event reported)

SHARKNINJA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-41754	98-1738011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 A Street Needham, MA (Address of principal executive offices)	02494 (Zip Code)

(617) 243-0235

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value per share	SN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 10, 2026, the board of directors (the “Board”) of SharkNinja, Inc. (the “Company”) approved a one-time limited waiver to the Company’s Chairman, CJ Xuning Wang, under the Company’s Insider Trading Policy and Code of Business Conduct and Ethics (the “Policies”) that restrict the Company’s directors, executive officers, and other persons covered by the Policies from transacting in the Company’s securities during defined quarterly blackout periods. In connection with this waiver, on July 10, 2026, Mr. Wang sold a portion of his holdings to an existing institutional investor in a transaction exempt from registration requirements. After due consideration and a review of the facts and circumstances, the Board believed that the waiver was appropriate in this limited case.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SHARKNINJA, INC.

	By:	/s/ Pedro J. Lopez-Baldrich
Date: July 13, 2026		Name: Pedro J. Lopez-Baldrich
Title: Chief Legal Officer